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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 23, 2001
                                                          --------------


                            PARK NATIONAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                       1-13006                     31-1179518
   ---------------           ------------------------        -------------------
   (State or other           (Commission File Number)           (IRS Employer
   jurisdiction of                                           Identification No.)
    incorporation)


            50 North Third Street, Newark, Ohio                     43055
          ----------------------------------------                ----------
          (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    (740) 349-8451
                                                     ---------------


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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Item 1.  Changes in Control of Registrant

         Not applicable.

Item 2.  Acquisition or Disposition of Assets

Reference is made to the Registration Statement (the "Registration Statement") on Form S-4 (Registration No. 333-53038) filed with the Securities and Exchange Commission (the "Commission") by Park National Corporation ("Park" or the "Registrant") relative to the merger of Security Banc Corporation ("Security") with and into Park (the "Merger"). The Registration Statement contains information regarding the Merger which is the subject matter of this Current Report and which constitutes "previously reported" information as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act").

The Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 20, 2000, was adopted by the stockholders of Security on March 9, 2001 and by the stockholders of Park on March 12, 2001. With all required approvals of regulatory authorities having been received, the Merger became effective on March 23, 2001.

Upon the effectiveness of the Merger, pursuant to the terms of the Merger Agreement, each of the outstanding Security Common Shares was converted into the right to receive .284436 Park Common Shares (the "Exchange Ratio"). As a result of the Merger, approximately 3.35 million Park Common Shares will be issued. The closing sales price of the Park Common Shares on March 23, 2001 as reported on the American Stock Exchange was $80.80. In lieu of fractional Park Common Shares, Security stockholders will receive a cash payment based on a full share value of $88.02.

In addition, pursuant to the provisions of the Merger Agreement, each outstanding option to purchase Security Common Shares was converted automatically upon completion of the Merger into an option (each, a "Converted Option") to purchase Park Common Shares with the number of Park Common Shares and the exercise price per Park Common Share subject to the Converted Option converted based upon the Exchange Ratio. Up to an additional 49,776 Park Common Shares would be issuable upon exercise of the Converted Options.

Substantially all of the real estate, buildings, equipment and other physical property owned by Security and its subsidiaries at the effective time of the Merger were used in the general commercial banking business conducted by Security and its subsidiaries. Park intends to continue to use such real estate, buildings, equipment and other physical property in such banking businesses conducted by the combined companies following the Merger, and Park has no present plans to devote any material amount of such assets to other purposes. Security's three subsidiaries, The Security National Bank and Trust Co., The Citizens National Bank of Urbana, and The Third Savings and Loan Company have become subsidiaries of Park.

Item 3.  Bankruptcy or Receivership

         Not applicable.


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Item 4.  Changes in Registrant's Certifying Accountant

         Not applicable.

Item 5.  Other Events and Regulation FD Disclosure

         With the consummation of the Merger, Harry O. Egger, the Chairman of the Board, President and Chief Executive Officer of Security, became a director of Park (in the class whose term expires at the Park 2002 Annual Meeting of Shareholders) and the Vice Chairman of Park.

Item 6.  Resignations of Registrant's Directors

         Not applicable.

Item 7.  Financial Statements and Exhibits

a.)  Financial Statements of Business Acquired

         This information has been previously reported.

b.  Pro Forma Financial Information:

         This information has been previously reported.

c.  Exhibits

Exhibit Number                       Description
--------------                       ------------
      2 Agreement and Plan of Merger (excluding exhibits and schedules), dated as of November 20, 2000, by and between Park National Corporation and Security Banc Corporation (incorporated by reference to Exhibit 2.1 to Park's Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed January 29, 2001, Registration No. 333-53038).

      99             Press Release dated March 23, 2001.

Item 8.  Change in Fiscal Year

         Not applicable.

Item 9.  Regulation FD Disclosure

         Not applicable.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               PARK NATIONAL CORPORATION
                                               --------------------------
                                                       (Registrant)



Dated:    March 28, 2001                       By:  /s/ John W. Kozak
          --------------                           ----------------------------
                                                   John W. Kozak
                                                   Chief Financial Officer


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                                INDEX TO EXHIBITS



Exhibit Number                           Description
--------------                           -----------

      2 Agreement and Plan of Merger (excluding exhibits and schedules), dated as of November 20, 2000, by and between Park National Corporation and Security Banc Corporation (incorporated by reference to Exhibit 2.1 to Park's Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed January 29, 2001, Registration No. 333-53038).

     99              Press Release dated March 23, 2001.




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